                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 14, 1998, relating to the financial statement of each of the portfolios of The Select Sector SPDR Trust, which appears in such Statement of Additional Information. We also consent to the references to us under the headings "General Information" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information.






/s/ Pricewaterhouse Coopers LLP
---------------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts

December 14, 1998